                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 17, 1998


                               NORTHWESTERN CORPORATION
                  (Exact Name of Registrant as Specified in Charter)

     Delaware                 0-692                    46-0172280
(State or other          (Commission File No.     )    (IRS Employer
jurisdiction of                                        Identification
incorporation)                                         No.)

125 S. Dakota Avenue, Suite 1100, Sioux Falls, SD      57104
(Address of principal executive office)                (Zip Code)

                                    (605) 978-2908
                 (Registrant's telephone number, including area code)


            (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

          On November 10, 1998, NorthWestern Capital Financing I (the "Trust"), a Delaware statutory business trust formed by NorthWestern Corporation, a Delaware corporation (the "registrant" or the "Company"), agreed to sell $55,000,000 aggregate liquidation amount of 7.20% Trust Preferred Capital Securities (the "Preferred Securities") pursuant to an Underwriting Agreement dated November 10, 1998, among the Company and Morgan Stanley & Co. Incorporated, CIBC Oppenheimer Corp., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Piper Jaffray Inc., as underwriters (the "Underwriting Agreement"). The Preferred Securities are guaranteed by the Company to the extent set forth therein (the "Guarantee"). The Trust will use the proceeds of the issuance of the Preferred Securities and common securities to be issued to NorthWestern to purchase 7.20% Subordinated Debentures due 2038 of NorthWestern (the "Subordinated Debentures"). The Preferred Securities, the Guarantee and the Subordinated Debentures are registered under the Securities Act of 1933, as amended (Registration Statement No. 333-58491).

          The Underwriting Agreement is filed herewith as an Exhibit and is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     The following exhibits are filed herewith:

Exhibit No.         Description

1.1 Underwriting Agreement, dated November 10, 1998, among NorthWestern Capital Financing I, NorthWestern Corporation and Morgan Stanley & Co. Incorporated, CIBC Oppenheimer Corp., A.G. Edwards & Sons, Inc., PaineWebber Incorporated and Piper Jaffray Inc., as underwriters.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NORTHWESTERN CORPORATION
                              (Registrant)


                              By: /s/ Daniel K. Newell
                              Title: Vice President - Finance &
                                   Chief Financial Officer

Date:     November 17, 1998